Exhibit 21

                           Subsidiaries of Registrant

                         SUBSIDIARIES OF THE REGISTRANT


                                                                              Percent      State of
                                                                                 of      Incorporation
         Parent                          Subsidiary                          Ownership  or Organization
-------------------------------  ------------------------------------------  ---------  ---------------
WesterFed Financial Corporation  Western Security Bank                          100%        Federal
Western Security Bank            Monte Mac I                                    100%        Montana
Western Security Bank            Western Security Investment Services, Inc.     100%        Montana
Western Security Bank            Service Corporation of Montana                 100%        Montana
Western Security Bank            WesterFed Insurance Services, Inc.             100%        Montana